Exhibit 2.1

MASTER REORGANIZATION AGREEMENT

by and among

Fortis Minerals Holdings, LLC,

Fortis Minerals Intermediate Holdings, LLC,

Fortis Minerals Operating, LLC,

New Fortis Minerals, LLC,

Fortis Minerals, LLC

and the other parties hereto

[___], 2019

i

Section 5.5.	Termination	10
Section 5.6.	Notices	10
Section 5.7.	Successors and Assigns; No Third Party Rights	10
Section 5.8.	Severability	10
Section 5.9.	Waivers and Amendments	11
Section 5.10.	Entire Agreement; Survival	11
Section 5.11.	Governing Law	11
Section 5.12.	Counterparts	11

Exhibits

Exhibit A	- Form of Certificate of Merger

Exhibit B	- Form of Second A&R LLC Agreement of FM Operating

Exhibit C	- Form of A&R LLC Agreement of PubCo

Exhibit D	- Form of Second A&R LLC Agreement of New Fortis

Exhibit E	- Form of Third A&R LLC Agreement of FM Holdings

Exhibit F	- Form of Second A&R LLC Agreement of Sooner Trend Minerals

Exhibit G	- Form of A&R LLC Agreement of Fortis Administrative Services

Exhibit H	- Form of Certificate of Formation of Acquisition JV

Exhibit I	- Form of LLC Agreement of Acquisition JV

Exhibit J	- Form of Registration Rights Agreement

Exhibit K	- Form of Stockholders’ Agreement

ii

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated effective as of [___], 2019, is entered into by and among Fortis Minerals Holdings, LLC, a Delaware limited liability company (“FM Holdings”), Fortis Minerals Intermediate Holdings, LLC, a Delaware limited liability company (“FM Intermediate”), New Fortis Minerals, LLC, a Delaware limited liability company (“New Fortis”), Fortis Minerals Operating, LLC, a Delaware limited liability company (“FM Operating”), Fortis Minerals, LLC, a Delaware limited liability company (“PubCo”), Fortis Incentive Holdings, LLC, a Delaware limited liability company (“Fortis Incentive”), and each other signatory to this Agreement (each signatory to this Agreement, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to facilitate an initial public offering (the “IPO”) of PubCo, which will be effected using an “Up-C” structure that entails, among other things, offering Class A shares representing limited liability company interests in PubCo (“Class A Shares”) to the public, pursuant to, and as more fully described in, a registration statement filed with the U.S. Securities and Exchange Commission, Registration No. 333-[___]; and

WHEREAS, in connection with the IPO, the Parties desire to effect the restructurings and other transactions set forth in this Agreement, which will occur on the terms and in the sequence set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows, and further agree that the actions set forth in Article II will be deemed to take place in the sequence in which they appear in Article II except as otherwise expressly set forth herein.

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1. Definitions. In addition to terms defined in the body of this Agreement, the following capitalized terms have the following meanings:

“Class B Share” a Class B share representing a limited liability company interest in PubCo.

“Code” means the Internal Revenue Code of 1986, as amended.

“Continuing Owners” means, collectively, FM Holdings, New Fortis, Malaga Holdings, Felix STACK and PEP IV Holdings.

“Contribution Parties” means, collectively, Malaga Holdings, Felix STACK, Sooner Trend Holdings, PEP IV Holdings, Fortis Management Holdings, Fortis Administrative Holdings and FM Operating.

“EnCap” means EnCap Energy Capital Fund X, L.P., a Texas limited partnership.

“Existing Credit Facility” means the revolving credit facility pursuant to that certain Credit Agreement, dated as of February 14, 2019, among FM Operating, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto from time to time, as the same may be amended, supplemented, amended and restated or otherwise modified through the date hereof.

“Felix STACK” means Felix STACK Holdings, LLC, a Delaware limited liability company.

“FM Holdings Limited Liability Company Agreement” means the Second Amended and Restated Limited Liability Company Agreement of FM Holdings, dated as of February 14, 2019.

“FM Operating Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of FM Operating, dated as of February 14, 2019.

“FM Operating Membership Interest” means the limited liability company interests in FM Operating.

“Fortis Administrative Holdings” means Fortis Administrative Holdings, LLC, a Delaware limited liability company.

“Fortis Administrative Services” means Fortis Administrative Services, LLC, a Delaware limited liability company.

“Fortis Administrative Services Limited Liability Company Agreement” means the Limited Liability Company Agreement of Fortis Administrative Services, dated as of May 5, 2016.

“Fortis Management Holdings” means Fortis Management Holdings, LLC, a Delaware limited liability company.

“Governmental Authority” means the United States of America and any foreign country, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

“Law” means any applicable federal, state, provincial, municipal, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or rule of common law.

“Malaga EF7” means Malaga EF7, LLC, a Delaware limited liability company.

“Malaga Holdings” means Malaga Holdings, LLC, a Delaware limited liability company.

“New Fortis Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of New Fortis, dated as of February 14, 2019.

“PEP IV” means Phillips Energy Partners IV, LLC, a Delaware limited liability company.

“PEP IV Holdings” means PEP IV Holdings, LLC, a Delaware limited liability company.

“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Phenom Minerals” means Phenom Minerals, LLC, a Delaware limited liability company.

“PubCo Limited Liability Company Agreement” means the Limited Liability Company Agreement of PubCo, dated as of September 17, 2019.

“Sooner Trend Holdings” means Sooner Trend Holdings, Inc., a Delaware corporation.

“Sooner Trend Minerals” means Sooner Trend Minerals, LLC, a Delaware limited liability company.

“Sooner Trend Minerals Limited Liability Company Agreement” means the Limited Liability Company Agreement of Sooner Trend Minerals, dated June 29, 2015.

Section 1.2. Effective Time; Closing Time. This Agreement is effective at the time all Parties have released the signatures hereto as of the date hereof, which, for the avoidance of doubt, is prior to the time the Securities and Exchange Commission has declared the IPO registration statement effective. References to the “Closing Time” in this Agreement refer to 12:01 a.m. Houston, Texas time on the date of the initial closing of the IPO.

Section 1.3. Heading; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole, including, without limitation, all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections and Exhibits will, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders, and the singular will include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

ARTICLE II

RESTRUCTURING ACTIONS AND RELATED MATTERS

Section 2.1. FM Intermediate Merger.

(a) Pursuant to the Certificate of Merger in the form attached hereto as Exhibit A, which will be filed with the Delaware Secretary of State and become effective at 12:02 a.m., Houston, Texas time on the date of the initial closing of the IPO, FM Intermediate will merge with and into FM Holdings, with FM Holdings surviving the merger (the “Merger”). This Section 2.1(a), together with any related definitions and other provisions of this Agreement, constitutes an agreement and plan of merger for purposes of such Certificate of Merger and applicable Law.

(b) Pursuant to, and upon the effectiveness of, the Merger, FM Intermediate shall cease to exist, all limited liability company interests in FM Intermediate will be cancelled, and FM Holdings shall assume the [___] FM Operating Units issued to FM Intermediate pursuant to Section 2.1.

Section 2.2. Cash Distributions. Immediately following the completion of the transactions contemplated by Section 2.1, each of Malaga EF7, Sooner Trend Minerals, Phenom Minerals and FM Operating shall and, immediately thereafter PEP IV shall, distribute all cash held by such entity to such entity’s respective members in accordance with their respective organizational documents in effect as of such time.

Section 2.3. Amended and Restated LLC Agreement of FM Operating.

(a) Immediately following the completion of the transactions contemplated by Section 2.2, the FM Operating Limited Liability Company Agreement is hereby amended and restated in the form attached hereto as Exhibit B (the “FM Operating A&R LLCA”), and the FM Operating Membership Interests constituting Class A Units, all of which are held by New Fortis, are hereby recapitalized to consist solely of a single class of units (the “FM Operating Units”) and the FM Operating Membership Interests constituting Class B Units, all of which are held by FM Intermediate, are hereby recapitalized to consist solely of FM Operating Units and, with respect to New Fortis, the right to receive the distribution contemplated by Section 3.4(b) (collectively, the “FM Operating Recapitalization”). The aggregate number of FM Operating Units outstanding immediately after the FM Operating Recapitalization is equal to [___]1, of which [___] shall be held by FM Holdings and [___] shall be held by New Fortis.

Section 2.4. Amended and Restated LLC Agreement of PubCo. Immediately following the completion of the transactions contemplated by Section 2.3, the PubCo Limited Liability Company Agreement hereby is hereby amended and restated in the form of the Amended and Restated Limited Liability Company Agreement of PubCo attached hereto as Exhibit C.

[1]

The number of FM Operating Units to be issued to each of the Continuing Owners is based on an assumption that [    ] shares of Class A common stock are issued in the IPO, excluding shares issued in the Underwriters over-allotment option. To the extent that PubCo issues more or less shares in the IPO, the number of FM Operating Units to be issued to the Continuing Owners will be increased or decreased, respectively, by a corresponding number on a pro rata basis.

Section 2.5. Second Amended and Restated LLC Agreement of New Fortis. Immediately following the completion of the transactions contemplated by Section 2.4, the New Fortis Limited Liability Company Agreement is hereby amended and restated in the form attached hereto as Exhibit D.

Section 2.6. Third Amended and Restated LLC Agreement of FM Holdings. Immediately following the completion of the transactions contemplated by Section 2.6, the FM Holdings Limited Liability Company Agreement is hereby amended and restated in the form attached hereto as Exhibit E.

Section 2.7. Contribution Transactions.

(a) Each of the Contribution Parties shall, immediately following the completion of the transactions contemplated by Section 2.6, take all of the following actions and consummate all of the transactions that are applicable to such Person:

(i) Malaga Holdings hereby contributes, conveys, transfers and delivers to FM Operating all right, title and interest in and to the limited liability company interests in Malaga EF7 held by Malaga Holdings, and in consideration therefor FM Operating hereby issues to Malaga Holdings [___] FM Operating Units, the right to receive the distribution contemplated by Section 3.4(b) and the right to receive Class B Shares as described in Section 3.4 (collectively, the “Malaga Contribution”). Immediately following the Malaga Contribution, (A) FM Operating will own 100% of the limited liability company interests in Malaga EF7, (B) FM Operating will be admitted as a member of Malaga EF7 and will be substituted for Malaga Holdings as the sole member of Malaga EF7, and (C) Malaga EF7 shall terminate that certain Services Agreement by and between Malaga EF7 and OGX Operating, LLC, a Texas limited liability company, dated as of August 1, 2018.

(ii) Felix STACK and Sooner Trend Holdings hereby contribute, convey, transfer and deliver to FM Operating all right, title and interest in and to the limited liability company interests in Sooner Trend Minerals held by each of Felix STACK and Sooner Trend Holdings, and in consideration therefor FM Operating hereby issues to (A) Felix STACK [___] FM Operating Units, the right to receive the distribution contemplated by Section 3.4(b) and the right to receive Class B Shares as described in Section 3.4, and (B) Sooner Trend Holdings [___] FM Operating Units, the right to receive the distribution contemplated by Section 3.4(b) and the right to receive Class B Shares as described in Section 3.4 (collectively, the “Sooner Contributions”). Immediately following the Sooner Contributions, (W) FM Operating will own 100% of the limited liability company interests in Sooner Trend Minerals, (X) FM Operating will be admitted as a member of Sooner Trend Minerals and will be substituted for Felix STACK and Sooner Trend Holdings as the sole member of Sooner Trend Minerals, (Y) Sooner Trend Holdings hereby distributes, conveys, transfers and delivers to Felix STACK all right title and interest in and to the [___] FM Operating Units, the right to receive the distribution contemplated by Section 3.4(b) and the right to receive Class B Shares as described in Section 3.4 received by Sooner Trend Holdings pursuant to the Sooner Contributions and (Z) the Sooner Trend Minerals Limited Liability Company Agreement is hereby amended and restated in the form attached hereto as Exhibit F.

(iii) PEP IV Holdings hereby contributes, conveys, transfers and delivers to FM Operating all right, title and interest in and to the limited liability company interests in PEP IV held by PEP IV Holdings, and in consideration therefor FM Operating hereby issues to PEP IV Holdings [___] FM Operating Units, the right to receive the distribution contemplated by Section 3.4(b) and the right to receive Class B Shares as described in Section 3.4 (collectively, the “PEP IV Contribution”). Immediately following the PEP IV Contribution, (A) FM Operating will own 100% of the limited liability company interests in PEP IV, and (B) FM Operating will be admitted as a member of PEP IV and will be substituted for PEP IV Holdings as the sole member of PEP IV.

(iv) Fortis Management Holdings and Fortis Administrative Holdings hereby contribute, convey, transfer and deliver to FM Operating all right, title and interest in and to the limited liability company interests in Fortis Administrative Services held by each of Fortis Management Holdings and Fortis Administrative Holdings (collectively, the “FAS Contribution”). Immediately following the FAS Contribution, (A) FM Operating will own 100% of the limited liability company interests in Fortis Administrative Services, (B) FM Operating will be admitted as a member of Fortis Administrative Services and will be substituted for Fortis Management Holdings and Fortis Administrative Holdings as the sole member of Fortis Administrative Services, and (C) the Fortis Administrative Services Limited Liability Company Agreement is hereby amended and restated in the form attached hereto as Exhibit G.

Section 2.8. Formation of Acquisition JV. Immediately following the completion of the transactions contemplated by Section 2.7, EnCap shall file, or cause to be filed, with the Delaware Secretary of State a Certificate of Formation (the “Acquisition JV Formation”), in the form attached hereto as Exhibit H, for the formation of Fortis Acquisition JV, LLC (“Acquisition JV”). Following the effectiveness of the Acquisition JV Formation, EnCap and FM Operating hereby enter into the Limited Liability Company Agreement of Acquisition JV, in the form attached hereto as Exhibit I (“Acquisition JV LLC Agreement”), pursuant to which, among other things, FM Operating will receive incentive interests in Acquisition JV.

ARTICLE III

INITIAL PUBLIC OFFERING AND RELATED MATTERS

Section 3.1. Underwriting Agreement. Prior to the Closing Time, PubCo shall have entered into an underwriting agreement relating to the IPO (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”); subject to the right of each party to elect to not enter into an Underwriting Agreement at it sole discretion. Each Party agrees that all of the transactions contemplated by this Agreement shall be conditioned on and subject to the Underwriters being willing and able to close the IPO in accordance with the Underwriting Agreement.

Section 3.2. Registration Rights Agreement. Effective immediately following the transactions described in Article II, PubCo, FM Holdings, New Fortis, Malaga Holdings, Felix Stack, PEP IV Holdings, and any other Persons named therein shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit J, pursuant to which the parties thereto will receive certain rights pursuant thereto, as provided therein.

Section 3.3. Stockholders’ Agreement. Effective immediately following the transactions described in Article II, PubCo, FM Holdings, New Fortis, Malaga Holdings, Felix Stack and PEP IV Holdings shall enter into a Stockholders’ Agreement in the form attached hereto as Exhibit K, pursuant to which the parties thereto shall set forth certain understandings among themselves, as provided therein.

Section 3.4. Use of IPO Proceeds.

(a) PubCo shall contribute (i) all of the net cash proceeds received by it from the IPO, and (ii) a number of Class B Shares equal to the aggregate number of FM Operating Units issued pursuant to Section 2.3 and Section 2.7 to FM Operating in exchange for the issuance of a number of FM Operating Units to PubCo equal to the number of Class A Shares issued by PubCo to the Underwriters in connection with the initial closing of the IPO.

(b) FM Operating shall, immediately following the contribution described in Section 3.4(a), distribute to each of the Continuing Owners, pro rata, in accordance with the number of FM Operating Units owned by each such Continuing Owner immediately following the transactions contemplated by Article II, an aggregate amount of cash equal to the net cash proceeds from the IPO, reduced by any offering costs (the “IPO Distribution Amount”), provided that, FM Holdings’ pro rata share of the IPO Distribution Amount shall be reduced by the amount of all of the loans outstanding under the Existing Credit Facility (the “Outstanding Debt”) and such portion of the IPO Distribution Amount to which FM Holdings would otherwise be entitled shall be utilized to repay the Outstanding Debt pursuant to Section 3.4(c). If FM Holdings’ pro rata share of the IPO Distribution Amount is less than the Outstanding Debt (such amount, a “Shortfall Amount”), New Fortis’ pro rata share of the IPO Distribution Amount shall be reduced by the Shortfall Amount and such reduction shall be utilized to repay the Outstanding Debt pursuant to Section 3.4(c). To the extent that New Fortis’s pro rata share of the IPO Distribution Amount is reduced with respect to a Shortfall Amount, (i) such Shortfall Amount shall be treated as being distributed to New Fortis, (ii) New Fortis shall be treated as having made a loan, bearing interest at eight percent (8%) per annum, compounded quarterly, to FM Holdings in the amount of the Shortfall Amount, and (iii) FM Holdings shall be treated as contributing such amount to FM Operating.

(c) FM Operating shall, immediately following the distributions described in Section 3.4(b), repay all of the Outstanding Debt.

(d) PubCo shall, immediately following any closing of the issuance and sale of Class A Shares pursuant to the Underwriters’ option to purchase additional Class A Shares in the IPO (the “Option”), contribute all of the net cash proceeds received by it pursuant to such Option to FM Operating in exchange for a number of FM Operating Units equal to the number of Class A Shares issued and sold by PubCo pursuant to such Option exercise (the “Option Contribution”).

(e) Following any Option Contribution, (i) FM Operating shall use the cash proceeds it receives from the Option Contribution to redeem from the Continuing Owners, pro rata, in accordance with the number of FM Operating Units owned by each such Continuing Owner, at a price per unit equal to the IPO share price net of underwriting discounts and commissions, a number of FM Operating Units equal to the number of Class A Shares issued by PubCo pursuant to the Option, and (ii) PubCo and FM Operating shall cancel a number of Class B Shares held by FM Operating equal to the number of Class A Shares issued by PubCo pursuant to such Option exercise.

(f) Following the exercise in full or expiration of the Option, any Class B Shares held by FM Operating not cancelled pursuant to Section 3.4(e)(ii) shall be distributed to the Continuing Owners, pro rata, in accordance with the number of FM Operating Units owned by each such Continuing Owner such that each Continuing Owner holds an equal number of Class B Shares and FM Operating Units.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants, solely with respect to itself, to the other Parties as follows:

Section 4.1. Organization. Such Party is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing (where such concept exists) under the Laws of the jurisdiction of its organization, and has all requisite corporate, partnership or limited liability company, as applicable, power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not have, individually or in the aggregate, a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.2. Authority; Enforceability. Such Party has the requisite corporate, limited partnership, limited liability company or other power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions have been duly authorized by its board of directors or other governing body, as applicable, and no other action is necessary to authorize the execution and delivery by it of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by such Party, and, assuming due and valid authorization, execution and delivery hereof by the other Parties hereto, this Agreement is a valid and binding obligation, enforceable against it in accordance with its terms.

Section 4.3. Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by such Party, or compliance by it with any of the provisions hereof, do, nor will, (a) conflict with or result in any breach of any provision of the certificate of incorporation and by-laws, partnership agreement, limited liability company agreement, or similar organizational documents of such Party, as applicable, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Authority, or (c) violate any Law applicable to such Party or any of its properties or assets, excluding from the foregoing clauses (b) and (c) such filings, permits, authorizations, consents, violations, breaches, defaults, rights, obligations or encumbrances that (x) have been obtained or made or will be obtained or made at the time so required or (y) would not, individually or in the aggregate, have a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.4. Ownership of Interests. Each Party contributing, issuing, delivering, or exchanging interests hereby, owns all such interests free and clear of all liens, encumbrances, security interest, equities, charges or claims, other than as disclosed in the IPO registration statement. There are no preferential rights to purchase, rights of first refusal or similar rights that are applicable to the contribution, issuance, delivery or exchange of such interests in connection with the transactions contemplated hereby which have not been waived by the Person holding such rights.

Section 4.5. Bankruptcy. There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to such Party’s knowledge, threatened against such Party.

Section 4.6. Litigation. No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to such Party’s knowledge, threatened against such Party or its affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Party to perform its obligations hereunder or consummate the transactions contemplated hereby.

Section 4.7. Independent Investigation. Each Party has reviewed with, or has had opportunity to consult with, their own independent legal and tax advisors regarding the transactions contemplated hereby, including the U.S. federal, state, local, foreign and other tax consequences of the transactions contemplated hereby and hereby acknowledges that neither PubCo or FM Operating, nor their advisors (including Vinson & Elkins L.L.P.) has provided to such Party any such legal or tax advice regarding the transactions contemplated hereby.

Section 4.8. No Tax Representations. Each Party acknowledges and agrees that FM Operating and PubCo are making no representation or warranty as to the U.S. federal, state, local, foreign or other tax consequences to any Party hereto as a result of the transactions contemplated by this Agreement. Each Party understands that such Party (and not FM Operating or PubCo) will be responsible for such Party’s own tax liability that may arise as a result of the transactions contemplated hereby.

ARTICLE V

MISCELLANEOUS

Section 5.1. Consents; Deemed Amendment to Agreements. To the extent required under applicable Law or the governing documents of any of the Parties or any documents to which they are party, each Party hereby acknowledges that this Agreement constitutes the written consent of such Party to each of the agreements and transactions described herein, including in its capacity as a member or manager of any other Party.

Section 5.2. Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement will also constitute a “deed,” “bill of sale” “stock power” or “assignment” of the assets, shares and membership and other interests referenced herein, as well as an amendment of the relevant agreements, without the need for any further assignment or transfer document.

Section 5.3. FIRPTA Certificate. Prior to the initial closing of the IPO, (i) each of Malaga Holdings and PEP IV Holdings, shall deliver to FM Operating, a duly executed certificate meeting the requirements of Treasury Regulation Section 1.1445-2 certifying that such Party is not a “foreign person” within the meaning of Section 1445 of the Code, and (ii) each of Felix STACK, Sooner Trend Holdings, Fortis Management Holdings, and Fortis Administrative Holdings shall deliver to FM Operating, a duly executed joint certificate meeting the requirements of Treasury Regulation Section 1.1445-2 and Section 1446 of the Code certifying that such Party is not a “foreign person” within the meaning of Sections 1445 and 1446 of the Code.

Section 5.4. Further Assurances. Each of the Parties hereby agrees to execute, acknowledge and deliver all such additional assignments, stock powers, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) to more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) to more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests and shares contributed and assigned by this Agreement or intended to be so and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 5.5. Termination. This Agreement shall terminate and be of no further force or effect if the IPO has not been completed by 11:59 p.m. Houston time on December 31, 2019.

Section 5.6. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such Party at the address set forth on its signature page to this Agreement (or such other address as shall be specified by like notice).

Section 5.7. Successors and Assigns; No Third Party Rights. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement is not intended to, and does not, create rights in any other Person, and no Person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 5.8. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity will not invalidate the entire Agreement. Instead, this Agreement will be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment will be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 5.9. Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, will be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement will not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 5.10. Entire Agreement; Survival. This Agreement, together with the agreements and other documents referenced herein, constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto. The provisions of this Agreement (including the representations and warranties hereunder) shall survive the initial closing of the IPO, and shall continue indefinitely.

Section 5.11. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware.

Section 5.12. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

*    *    *    *    *

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

FORTIS MINERALS HOLDINGS, LLC

By:

Name:
Title:
Address:
[Notice Information]

FORTIS MINERALS INTERMEDIATE HOLDINGS, LLC

By:

Name:
Title:
Address:
[Notice Information]

NEW FORTIS MINERALS , LLC

By:

Name:
Title:
Address:
[Notice Information]

FORTIS MINERALS, LLC

By:
Name:
Title:
Address:
[Notice Information]

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

FORTIS MINERALS OPERATING, LLC

By:

Name:
Title:
Address:
[Notice Information]

FORTIS MANAGEMENT HOLDINGS, LLC

By:

Name:
Title:
Address:
[Notice Information]

FORTIS ADMINISTRATIVE HOLDINGS, LLC

By:

Name:
Title:
Address:
[Notice Information]

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

ENCAP ENERGY CAPITAL FUND X, L.P.

By:	EnCap Equity Fund X GP, L.P., General Partner of EnCap Energy Capital Fund X, L.P.

By:	EnCap Investments L.P., General Partner of EnCap Equity Fund X GP, L.P.

By:	EnCap Investments GP, L.L.C., General Partner of EnCap Investments L.P.

Name:
Title:
Address:
[Notice Information]

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

FORTIS INCENTIVE HOLDINGS, LLC

By:

Name:
Title:
Address:
[Notice Information]

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

MALAGA HOLDINGS, LLC

By:

Name:
Title:
Address:
[Notice Information]

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

FELIX STACK HOLDINGS, LLC

By:

Name:
Title:
Address:
[Notice Information]

SOONER TREND HOLDINGS, INC.

By:

Name:
Title:
Address:
[Notice Information]

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

PEP IV HOLDINGS, LLC

By:

Name:
Title:
Address:
[Notice Information]

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

Exhibit A

Form of Certificate of Merger

See attached.

Exhibit B

Form of Second A&R LLC Agreement of FM Operating

See attached.

Exhibit C

Form of A&R LLC Agreement of PubCo

See attached.

Exhibit D

Form of Second A&R LLC Agreement of New Fortis

See attached.

Exhibit E

Form of Third A&R LLC Agreement of FM Holdings

See attached.

Exhibit F

Form of Second A&R LLC Agreement of Sooner Trend Minerals

See attached.

Exhibit G

Form of A&R LLC Agreement of Fortis Administrative Services

See attached.

Exhibit H

Form of Certificate of Formation of Acquisition JV

See attached.

Exhibit I

Form of LLC Agreement of Acquisition JV

See attached.

Exhibit J

Form of Registration Rights Agreement

See attached.

Exhibit K

Form of Stockholders’ Agreement

See attached.